UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 9, 2019, Destination Maternity Corporation (the “Company”) and Bank of America, N.A. (“Bank of America”) mutually terminated that certain commitment letter between the parties, dated as of September 26, 2018 (the “Original Commitment Letter”), as amended by that certain commitment extension letter, dated as of December 17, 2018 (the “Commitment Extension Letter” and, with the Original Commitment Letter, the “Commitment Letter”).

Pursuant to the Commitment Letter, subject to the satisfaction of certain conditions, Bank of America had committed to provide the Company with senior secured credit facilities (the “Credit Facility”) in an amount of up to $77 million, the proceeds of which were expected to refinance the Company’s revolving credit facility with Wells Fargo Bank, N.A. (the “Revolving Credit Agreement”) and its term loan credit agreement with Pathlight Capital LLC (the “Term Loan Credit Agreement” together, with the Revolving Credit Agreement, the “Existing Credit Facilities”). In entering into the Commitment Letter the Company had sought to reduce the interest costs payable under its Existing Credit Facilities. However, following a detailed evaluation and analysis, the Commitment Letter was terminated after taking into account, among other reasons, the fact that the prepayment penalties associated with terminating the Existing Credit Facilities could have adversely impaired the Company’s liquidity position.

Following the termination of the Commitment Letter, the Company will maintain the Existing Credit Facilities. As of the date hereof, the Company is in full compliance with the terms and conditions of the Existing Credit Facilities. As of February 2, 2019, the Company had approximately $15.3 million of available borrowings under their Existing Credit Facilities.

The foregoing description of the Original Commitment Letter and the Commitment Extension Letter does not purport to be complete and is qualified in its entirety by reference to (a) the Original Commitment Letter, which was filed as Exhibit 10.1 to the Company’s Current Report filed on September 26, 2018, and (b) the Commitment Extension Letter which was filed as Exhibit 10.1 to the Company’s Current Report filed on December 17, 2018. The foregoing description of the Existing Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Company’s Current Report on Form 10-K filed on April 19, 2018, which incorporates by reference the Revolving Credit Agreement and Term Loan Credit Agreement in Exhibits 10.9 and 10.46, respectively.

Bank of America (and its respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries for which they have received and may in the future receive compensation.

Item 7.01 Regulation FD Disclosure.

In connection with the termination of the Commitment Letter, the Company made the following statement:

While the proposed refinancing with Bank of America was an attempt to reduce the Company’s cost of capital, the Company is pleased to continue to have the support of its current lenders, Wells Fargo and Pathlight Capital. As the Company continues to improve its inventory position and reduce working capital needs, the Company will continue to look for opportunities to reduce its cost of capital, and deliver shareholder value. The Company remains focused on right sizing its inventory. At the end of fiscal year 2018, the Company reduced its balance sheet inventory by 10% versus the prior quarter, and reduced its aged inventory units by 21% versus the prior year. As previously announced, the Company expects to generate $7 million in cash flow during fiscal year 2019 from working capital improvements due to its on-going inventory reduction efforts.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 pursuant to this Current Report on Form 8-K (this “Form 8-K”) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that such forward-looking statements contained in this Form 8-K or made from time to time by management of the Company, including those regarding management changes and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Form 8-K. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019	DESTINATION MATERNITY CORPORATION

	By:	/s/ Marla A. Ryan
Name: Marla A. Ryan
Title: Chief Executive Officer